UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): October 16, 2006


             J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP6 (Exact name of registrant as specified in its charter)


               J.P. Morgan Chase Commercial Mortage Securities Corp.
             (Exact name of depositor as specified in its charter)

               Eurohypo AG
               Nomura Credit & Capital Inc.
               PNC Bank, National Association
               IXIS Real Estate Capital Inc.
               JP Morgan Chase Bank, National Association

              (Exact name of sponsors as specified in its charter)


 New York                 333-126661-06
 (State or other          (Commission                   54-2196564
 jurisdiction              File Number)                 54-2196565
 of incorporation)                                      54-6708174
                                                        54-6708175
                                                       (IRS Employer
                                                        Identification No.)



   c/o Wells Fargo Bank, N.A.
   9062 Old Annapolis Road
   Columbia, MD                                                    21045
   (Address of principal executive offices)                        (Zip Code)

   (410) 884-2000
   (Registrant's telephone number, including area code)


   Not Applicable
   (Former name or former address, if changed since last report)


 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


 [ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




 Section 6 - Asset-Backed Securities

 Item 6.04 - Failure to Make a Required Distribution.

  With respect to the October 16, 2006 Distribution Date, $23,416.67 of the total interest amount that was required to be distributed to the holders of the Class A-3FL Certificates on such Distribution Date was not distributed to such holders until October 17, 2006. The delay was caused by administrative difficulties that the swap counterparty, JPMorgan Chase Bank, N.A., experienced in effecting wire transfers, which resulted in the net swap payment owed by the swap counterparty under the swap contract being remitted one day late.




 SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



 J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP6
 (Registrant)


  By:   J.P. Morgan Chase Commercial Mortgage Corp. as Depositor
  By: /s/ Kunal K. Singh
  By: Kunal K. Singh as Vice President

Date: October 20, 2006